QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 20, 2019 (except for the retroactive effect of the 1-for-1.6045 stock split of the Company's common stock as described in Note 1, as to which the date is                        , 2019), with respect to the balance sheet as of July 11, 2019 of Aprea Therapeutics, Inc., and our report dated August 20, 2019 (except for the retroactive effect of the 1-for-1.6045 stock split of the Company's preferred and common stock as described in Note 1, as to which the date is                        , 2019), with respect to the consolidated financial statements of Aprea Therapeutics AB for the years ended December 31, 2017 and 2018, in the Registration Statement (Form S-1 No. 333-233662) and related Prospectus of Aprea Therapeutics, Inc., for the registration of shares of its common stock.

Ernst & Young AB

Stockholm, Sweden

The foregoing consent is in the form that will be signed upon the completion of the 1-for-1.6045 stock split described in Note 1 to the financial statements.

/s/ Ernst & Young AB
Stockholm, Sweden
September 23, 2019

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm